CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Stock Option Plan of NUR Macroprinters Ltd. of our report dated February 14, 2002, with respect to the consolidated financial statements of NUR Macroprinters Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Tel Aviv, Israel
December 30, 2002

Yours truly, KOST, FORER and GABBAY A member of Ernst & Young International